Exhibit 4.1

SENIOR NOTES INDENTURE

Dated as of October 20, 2017

Among

MICHAEL KORS (USA), INC.

MICHAEL KORS HOLDINGS LIMITED

THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.000% SENIOR NOTES DUE 2024

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Appendix A Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note

Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation

Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of October 20, 2017, among Michael Kors (USA), Inc., a Delaware corporation (the “Issuer”), Michael Kors Holdings Limited, a British Virgin Islands company (“Holdings”), the Subsidiary Guarantors listed on the signature pages hereto and U.S. Bank National Association, a national banking association, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation and issue of $450,000,000 aggregate principal amount of 4.000% Senior Notes due 2024 (the “Initial Notes”); and

WHEREAS, Holdings and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions

“Acquisition” means the acquisition of the entire issued and to be issued ordinary share capital of Jimmy Choo PLC and its subsidiaries by JAG Acquisitions (UK) Limited, a wholly-owned subsidiary of Holdings, by means of a Scheme of Arrangement under Part 26 of the Companies Act 2006 or a Takeover Offer under Chapter 3 of Part 29 of the Companies Act 2006, in each case as described in the Rule 2.7 Announcement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price, for such redemption date plus 30 basis points.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Attributable Debt” means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments during the remaining term of the lease included in a Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes on such date of determination, in either case compounded semi-annually.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means the board of directors of Holdings.

“board of directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee of the board of directors;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Markets Indebtedness” means debt for borrowed money that is both (1) in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities or any guarantee thereof; and (2) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holding Company” means any Subsidiary organized under the laws of a jurisdiction located in the United States of America substantially all of the assets of which are equity interests in one or more CFCs, either directly or indirectly through other entities that are disregarded entities or partnerships for United States federal income tax purposes; provided that any such Subsidiaries or other entities (i) have no material assets (excluding equity interests in each other) other than equity interests of such CFCs, (ii) do not incur, and are not otherwise liable for, any material indebtedness (other than intercompany indebtedness permitted pursuant to this Indenture), and (iii) do not conduct any material business or activities other than the ownership of such equity interests and/or receivables and other immaterial assets and activities reasonably related or ancillary thereto.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Holdings’ assets and the assets of Holdings’ subsidiaries taken as a whole to any person other than to one or more Permitted Holders, Holdings or one of its subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (other than one or more Permitted Holders, Holdings or one of its subsidiaries) becomes the “beneficial owner,” directly or indirectly, of more than 50% of Holdings’ outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which Holdings’ Voting Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) Holdings or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Holdings or any parent company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Holdings or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Issuer; or

(5) Holdings ceases to own directly or indirectly 100% of the Voting Stock of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) Holdings becomes a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the holders of Holdings’ Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act and “Voting Stock,” solely as used in this definition, means, with respect to any person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event with respect to the Notes.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, with a maturity of September 1, 2024.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount:

(a) all current liabilities, and

(b) goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles, in each case as set forth on Holdings’ most recently available consolidated balance sheet, in accordance with U.S. generally accepted accounting principles.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Foreign Subsidiary Guarantor” means any Subsidiary Guarantor that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Successor Issuer” is any Person that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia and that assumes the obligations of the Issuer under the Notes after the date hereof in accordance with the provisions of Article 5.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, (i) having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation and (ii) which is not subordinated in right of payment to the Notes.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means any guarantee of payment of the Notes and the other obligations of the Issuer under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto. The term “Guaranteeing” shall have a meaning correlative to the foregoing.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning set forth in the preamble hereto.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto, including any additional interest pursuant to Section 2.03, if any.

“Interest Payment Date” means May 1 and November 1 of each year to stated maturity of the Notes.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category) and a rating of BBB- or better by Standard & Poor’s (or its equivalent under any successor rating category) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category).

“Issue Date” means October 20, 2017.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Mandatory Cancellation Event” means the occurrence of any of the following conditions or events:

(6) where the Acquisition proceeds by way of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (the “Scheme”):

(i) applications for the issuance of the court order are made to the High Court of Justice of England and Wales (the “Court”) (and not adjourned or otherwise postponed), but the Court (in its final judgment) refuses to grant the court order;

(ii) the Scheme lapses or is withdrawn with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) or by order of the Court; or

(iii) a court order is issued but not filed with the Registrar of Companies for England and Wales (the “UK Registrar”) within five Business Days of (x) its issuance or (y) if first required by Her Majesty’s Revenue and Customs and the UK Registrar, its stamping, unless, in respect of clauses (i) through (iii) (inclusive) above, for the purposes of switching from a Scheme to a takeover offer, within five Business Days of such event the Issuer or Holdings notifies the administrative agent under the Senior Credit Facility that Holdings intends to issue, and then within 10 Business Days after delivery of such notice issues, an offer press announcement (in which case no Mandatory Cancellation Event shall have occurred); or

(7) where the Acquisition proceeds by way of a takeover offer, such takeover offer lapses, terminates or is with-drawn with the consent of the Panel unless, for the purposes of switching from a takeover offer to a scheme, within five Business Days of such event the Issuer or Holdings notifies the administrative agent under the Senior Credit Facility that Holdings intends to issue, and then within 10 Business Days after delivery of such notice issues, a press release (in which case no Mandatory Cancellation Event shall have occurred).

“Material Subsidiary” means a Subsidiary of Holdings which owns or leases a Principal Property.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by Holdings, the Issuer or any Material Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid by Holdings, the Issuer or any Material Subsidiary in connection with such transaction in the taxable year that such transaction is consummated or in the immediately succeeding taxable year.

“Net Rental Payments” means the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness.

“Notes” means the Initial Notes and any other Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Offering Memorandum” means the offering memorandum dated October 5, 2017, related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer. Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer or Holdings, on behalf of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Holders” means, collectively, any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer has been made and completed in accordance with the requirements of this Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or other similar facility, office facility, warehouse, distribution center or any parcel of real estate or group of contiguous parcels of real estate located within the United States owned or leased by Holdings or any of its Subsidiaries and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets; provided that the term “Principal Property” shall not include any direct or indirect legal, beneficial or equitable interest in any corporate headquarters.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Rating Agency” means:

(8) each of Fitch, Moody’s and S&P; and

(9) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means (1) the rating of the Notes is lowered by at least two of the three Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) the Issuer’s or Holdings’ intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (2) the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the Trigger Period. Notwithstanding the foregoing, a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or confirm or inform the trustee in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, there will be deemed to have been a Rating Event during that Trigger Period.

“Record Date” for the interest payable on any applicable Interest Payment Date means the April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC (or any of their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 2.7 Announcement” means the announcement issued by Holdings on July 25, 2017 pursuant to Rule 2.7 under the United Kingdom City Code on Takeovers and Mergers.

“S&P” means Standard & Poor’s Financial Services LLC and its successors.

“Sale and Leaseback Transaction” means any arrangement whereby Holdings, the Issuer or any Material Subsidiary has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of August 22, 2017, as amended by the First Amendment thereto, dated as of October 4, 2017, among Holdings, the Issuer, the foreign subsidiary borrowers party thereto, the guarantors party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders and issuing banks parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder).

“Significant Subsidiary” means a Subsidiary of Holdings that would be a “significant subsidiary” of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Subsidiary” means with respect to Holdings or the Issuer at any date, any corporation, limited liability company, partnership, association or other entity of which Holdings, the Issuer or any one or more Subsidiaries, directly or indirectly, own more than 50% of the Voting Stock.

“Subsidiary Guarantor” means each Subsidiary in existence on the Issue Date that provides a Guarantee on the Issue Date of the Notes (and any other Subsidiary that provides a Guarantee after the Issue Date); provided that upon release or discharge of such Subsidiary from its Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Board of Directors) as a replacement agency for any or all of Fitch, Moody’s or S&P, as the case may be.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any specified Person means Capital Stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors (or the equivalent governing body) of such Person; provided that, for the purpose of such definition, Capital Stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock, whether or not such event shall have occurred.

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceleration Event”	Section 6.01(a)
“Acquisition Deadline”	Section 3.09(a)
“Additional Amounts”	Section 4.12(b)
“Agent Members”	2.1(c) of Appendix A

Term	Defined in Section
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Change of Control Offer”	Section 4.11
“Change of Control Payment”	Section 4.11
“Change of Control Payment Date”	Section 4.11
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	Section 8.03
“debt”	Section 4.08
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	Section 6.01(a)
“Exchange”	2.2(i) of Appendix A
“Exchange Date”	2.2(i) of Appendix A
“Exchange Notice”	2.2(i) of Appendix A
“Exchange Notice Date”	2.2(i) of Appendix A
“Expiration Date”	Section 1.05(j)
“GAAP”	Section 1.03
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	Section 10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“judgment currency”	Section 12.18
“Legal Defeasance”	Section 8.02(a)
“liens”	Section 4.08
“Longstop Date”	Section 3.09(a)
“Make-Whole Redemption”	Section 3.07(a)
“Maximum Amount”	Section 10.07(a)
“Note Register”	Section 2.04(a)
“Paying Agent”	Section 2.04(a)
“PDF”	Section 12.15
“Principal Payment Default”	Section 6.01(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	Section 2.04(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Relevant Entity”	Section 6.01(a)
“Relevant Jurisdiction”	Section 4.12(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Obligation”	Section 10.07(a)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Special Mandatory Redemption Date”	Section 3.09
“Special Mandatory Redemption Price”	Section 3.09

Term	Defined in Section
“Successor Holdings”	Section 5.01(a)
“Successor Issuer”	Section 5.01(a)
“Successor Subsidiary Guarantor”	Section 5.01(b)
“Swiss Guarantor”	Section 10.07
“Taxes”	Section 4.12(a)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or Section 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States (“GAAP”);

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines; and

(12) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 1.04 No Incorporation by Reference of Trust Indenture Act.

This Indenture is not qualified under the Trust Indenture Act, and except as expressly provided, the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this clause (e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01.

(f) The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.11, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated and form a single series with, and have the same ranking, interest rate, maturity date, redemption rights and other terms as, the Initial Notes (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue); provided that, if such Additional Notes are not fungible for United States federal income tax purposes with any Notes previously issued, such Additional Notes will be issued under a separate CUSIP, ISIN and/or any other identifying number.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

(e) The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $450,000,000, (b) subject to the terms of this Indenture, Additional Notes and (c) any Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.03 Interest Rate Adjustment.

(a) The interest rate payable on the Notes will be subject to adjustments from time to time if either Moody’s or S&P (or, if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, in each case for reasons outside of the Issuer’s control, any Substitute Rating Agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described in this Section 2.03.

(b) If the rating assigned by Moody’s (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the Issue Date plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentages set forth opposite the rating in the table in Section 2.03(c) below).

Moody’s rating*	Percentage
Bal	0.25%
Ba2	0.50%
Ba3	0.75%
Bl or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(c) If the rating assigned by S&P (or any Substitute Rating Agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the interest rate payable on the Notes on the Issue Date plus the percentage set forth opposite the rating in the table below (plus, if applicable, the percentages set forth opposite the rating in the table in Section 2.03(b) above).

S&P rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

(d) If at any time the interest rate on the Notes has been increased and either Moody’s or S&P (or, in any case, a Substitute Rating Agency therefor) as the case may be, subsequently upgrades its rating of the Notes to any of the threshold ratings set forth in Sections 2.03(b) and (c) above, the interest rate on the Notes will be decreased such that it equals the interest rate payable on the Notes on the Issue Date plus the percentages set forth opposite the ratings from the tables in Sections 2.03(b) and (c) above in effect immediately following the upgrade in rating. If Moody’s (or any Substitute Rating Agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency therefor) or higher, and S&P (or any Substitute Rating Agency therefor) subsequently upgrades its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the Issue Date (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase attributable to the upgrading Rating Agency). In addition, the interest rates on the Notes will permanently cease to be subject to any adjustment pursuant to this Section 2.03 (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Notes become rated Baa1 and BBB+ (or, in any case, the equivalent thereof, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, a Substitute Rating Agency therefor), respectively (or one of these ratings if the Notes are then only rated by one Rating Agency).

(e) Each adjustment required by any downgrade or upgrade in a rating set forth in this Section 2.03, whether occasioned by the action of Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the Issue Date or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Notes on the Issue Date.

(f) No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, the Issuer shall use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables in clauses 2.03(b) and (c) above:

(1) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating;

(2) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table; and

(3) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the Issue Date plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such Substitute Rating Agency in the applicable table in Section 2.03(b) or (c) above (taking into account the provisions of Section 2.03(f)(2) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency).

(g) For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the Rating Agency providing the rating shall be twice the applicable percentage set forth in the applicable table in Section 2.03(b) or (c) above. For so long as neither Moody’s nor S&P (nor, in either case, a Substitute Rating Agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the Issue Date.

(h) Any interest rate increase or decrease pursuant to this Section 2.03 shall take effect from the first Interest Payment Date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next Interest Payment Date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a Substitute Rating Agency therefor) changes its rating of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date shall control for purposes of any interest rate increase or decrease pursuant to this Section 2.03 relating to such Rating Agency’s action. If the interest rate payable on the Notes is increased pursuant to this Section 2.03, the term “interest” will be deemed to include any such additional interest unless the context otherwise requires.

(i) The Issuer shall calculate and promptly give notice of any interest rate adjustments to the Trustee, and the Trustee shall cause notice of such interest rate adjustment, in a form specified by the Issuer, to be distributed to the Holders.

Section 2.04 Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer or otherwise in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.08), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.11, Section 3.06, Section 4.11 and Section 9.04).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.08 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.08, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.09 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid or replaced pursuant to Section 2.08, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.12 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures. Certification of the disposition of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.13 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.14 CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in a Change of Control Offer as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in a Change of Control Offer and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07 or Section 3.08, it shall furnish to the Trustee, at least 30 days (unless a shorter notice shall be agreed to by the Trustee), but not more than 60 days, before the redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed pursuant to Section 3.07 or Section 3.08 or purchased in a Change of Control Offer at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, by lot, in accordance with the applicable procedures of the Depositary or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03 Notice of Redemption.

(a) Subject to the procedures relating to a special mandatory redemption set forth in Section 3.09, the Issuer shall send by first class mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.

(b) The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice shall set forth the formula for, and the calculation of, the redemption price;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

(c) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least 30 days (unless a shorter notice shall be agreed to by the Trustee), but not more than 60 days, before the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. The notice, if sent or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time on such date to which the Trustee may reasonably agree), the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record on such Record Date. The Paying Agent shall promptly mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to September 1, 2024, the Issuer may redeem the Notes, in whole or in part, at its option at any time or from time to time upon notice pursuant to Section 3.03 at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of such Notes calculated as if the maturity date of such Notes was September 1, 2024 (not including any accrued and unpaid interest to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus, in the case of each of (1) and (2), accrued and unpaid interest to (but not including) the redemption date (a redemption at the price specified in clause (2) above being, a “Make-Whole Redemption”), subject to the rights of holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) On and after September 1, 2014, the Issuer may redeem the Notes, in whole or in part, at its option at any time or from time to time upon notice pursuant to Section 3.03 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to (but not including) the redemption date, subject to the rights of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Optional Redemption for Changes in Withholding Taxes.

(a) The Issuer or a Foreign Successor Issuer may redeem the Notes at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date fixed for redemption and any Additional Amounts (if any) then due and which will become due on the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), in the event that the Issuer or such Foreign Successor Issuer determines in good faith that Holdings, such Foreign Successor Issuer or any Foreign Subsidiary Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or the Guarantees, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor (including making payment through a different entity or through a paying agent located in another jurisdiction), as a result of:

(1) a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the Issue Date (or in the case of a Relevant Jurisdiction that becomes a Relevant Jurisdiction after the Issue Date, after such later date); or

(2) any change in or amendment to any official position of a taxing authority in any Relevant Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the Issue Date (or in the case of a Relevant Jurisdiction that becomes a Relevant Jurisdiction after the Issue Date, after such later date).

(b) Notwithstanding clause (a) above, no notice of redemption for changes in withholding taxes may be given earlier than 60 days prior to the earliest date on which Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes or the Guarantees were then due. At least five calendar days before the Issuer or such Foreign Successor Issuer provides notice of redemption of the Notes, the Issuer or such Foreign Successor Issuer will deliver to the Trustee and Paying Agent:

(1) an Officers’ Certificate stating that the Issuer or such Foreign Successor Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred;

(2) an opinion of independent legal counsel of recognized standing (which opinion shall be reasonably satisfactory to the Trustee) as to the satisfaction of conditions precedent in connection with such redemption; and

(3) an opinion of independent legal counsel of recognized standing (which opinion shall be reasonably satisfactory to the Trustee and the Paying Agent) that Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of clause (a) above.

(c) The Trustee and Paying Agent shall receive and will be entitled to conclusively rely upon the Officers’ Certificate and opinions described above as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 3.08, in which case they will be conclusive and binding on the Holders.

(d) Any redemption pursuant to this Section 3.08 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.05, other than as specifically provided in this Section 3.08.

Section 3.09 Special Mandatory Redemption.

(a) If (1) the Acquisition has not been completed by January 31, 2018 (the “Longstop Date”) or (2) prior to the Longstop Date, a Mandatory Cancellation Event occurs (the earlier of the occurrence of such date and the Longstop Date, the “Acquisition Deadline”), then the Issuer must redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the Issue Date, or the most recent date to which interest has been paid or provided for, whichever is later, to (but not including) the Special Mandatory Redemption Date, subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date (such redemption price, the “Special Mandatory Redemption Price”). The “Special Mandatory Redemption Date” means the third Business Day following the transmission of a notice of special mandatory redemption.

(b) The Issuer will cause notice of a special mandatory redemption to be mailed (or delivered electronically if the Notes are held by the Depositary) to each Holder of Notes at its registered address, with a copy to the Trustee, no later than five Business Days after the occurrence of the Acquisition Deadline. If funds sufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

(c) Any redemption pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.05, other than as specifically provided in this Section 3.09.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.04.

Section 4.03 [Reserved].

Section 4.04 Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Corporate Existence.

Subject to Article 5, each of the Issuer and Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate and limited liability company existence. This Section 4.05 shall not prohibit or restrict the Issuer or Holdings from converting into a different form of legal entity.

Section 4.06 Reports and Other Information.

(a) Holdings covenants to file with the Trustee, within 15 days after Holdings files the same with the SEC, copies of the annual reports and of the information, documents, and other reports which Holdings may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates); provided, however, that any such information, document or report filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system or any successor thereto shall be deemed to be filed with the Trustee; provided, further however, that the Trustee shall have no responsibility whatsoever for the timelines or content of any such filing or to determine whether such filing has occurred. In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Issuer or Holdings will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) The requirements set forth in Section 4.06(a) may be satisfied by posting copies of such information on a website (which may be nonpublic and may be maintained by the Issuer, Holdings or a third party) to which access will be given to Holders, prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act) or non-U.S. persons (as defined in Regulation S under the Securities Act), securities analysts and market making institutions that certify their status as such to the reasonable satisfaction of the Issuer or Holdings; provided, however, that the Trustee shall have no obligation to confirm that such information has been so posted.

Section 4.07 Compliance Certificate.

(a) The Issuer and Holdings will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Issuer and Holdings stating that in the course of the performance by such officer of his or her duties as an Officer of the Issuer and Holdings, he or she would normally have knowledge of any Default and whether or not such officer knows of any Default that occurred during such period. If a Default has occurred, the certificate shall describe the Default, its status and what action the Issuer and Holdings are taking or propose to take with respect thereto.

(b) When any Default has occurred and is continuing under this Indenture, the Issuer will promptly (which shall be within five Business Days following the date on which the Issuer becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereof.

Section 4.08 Limitation on Liens.

(a) Holdings and the Issuer will not, and will not permit any Material Subsidiary or any Subsidiary Guarantor to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”) secured by a pledge of, or mortgage or other lien on, any Principal Property, now owned or hereafter owned by Holdings, the Issuer or any Material Subsidiary, or any shares of Capital Stock or debt of any Material Subsidiary or Subsidiary Guarantor (herein called “liens”), without providing that the Notes (together with, if the Issuer shall so determine, any other debt or obligations of Holdings, the Issuer or any Subsidiary Guarantor ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the Issuer’s option, prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions shall not apply to:

(1) liens existing as of the date of this Indenture;

(2) liens on any property acquired (whether by merger, consolidation, purchase, lease or otherwise), developed, repaired, replaced, constructed or improved by Holdings, the Issuer, any Material Subsidiary or any Subsidiary Guarantor after the date of this Indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, development, repair, replacement, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, development, repair, replacement, construction or improvement (including related expenditures capitalized for United States federal income tax purposes in connection therewith) incurred after the date of this Indenture;

(3) liens on any property, shares of Capital Stock or debt existing at the time of the acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of Capital Stock, equity interests or indebtedness of a corporation or other Person existing at the time such Person becomes a Material Subsidiary or Subsidiary Guarantor); provided that such lien was not created in anticipation of the Person becoming a Material Subsidiary or Subsidiary Guarantor;

(4) liens in favor of, or which secure debt owing to, Holdings, the Issuer, or any Material Subsidiary or Subsidiary Guarantor; and

(5) any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in clauses (1) through (4) above, inclusive; provided that (a) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of Capital Stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (b) the debt secured by such lien at such time is not increased.

(b) Notwithstanding the provisions of Section 4.08(a), Holdings, the Issuer, any Material Subsidiary or any Subsidiary Guarantor may incur, issue, assume or guarantee any debt secured by a lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by Holdings, the Issuer, a Material Subsidiary or a Subsidiary Guarantor without equally and ratably securing the Notes then outstanding except as permitted under this Section 4.08(b) together with the aggregate amount of Attributable Debt incurred pursuant to Section 4.09(a)(1) below, does not at such time exceed 15% of the Consolidated Net Tangible Assets of Holdings.

Section 4.09 Limitations on Sale and Leaseback Transactions.

(a) Holdings and the Issuer shall not, and shall not permit any Material Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, unless either of the following conditions are met:

(1) after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Leaseback Transactions plus the aggregate amount of debt secured by a lien incurred without equally and ratably securing the Notes pursuant to Section 4.08(b) would not exceed 15% of our Consolidated Net Tangible Assets of Holdings, or

(2) within 270 days of such Sale and Leaseback Transaction, Holdings, the Issuer or such Material Subsidiary applies to (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of Holdings, the Issuer or any Material Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase of other property that will constitute Principal Property, an amount not less than the Net Proceeds of the Sale and Leaseback Transaction.

(b) The provisions of Section 4.09(a) will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation pursuant to this Section 4.09 or Section 4.08 with respect to any such transaction (1) solely between Holdings, the Issuer and/or a Material Subsidiary or solely between Material Subsidiaries; and (2) in which the applicable lease is for a period, including renewal rights, of three years or less (or that may be terminated by Holdings, the Issuer or such Material Subsidiary within a period of not more than three years).

Section 4.10 Future Guarantors.

Holdings will cause each Subsidiary that (1) becomes a borrower under the Senior Credit Facility or that guarantees, on the Issue Date or any time thereafter, the obligations under the Senior Credit Facility or (2) incurs any Capital Markets Indebtedness or guarantees any Capital Markets Indebtedness of the Issuer or any Guarantor in an aggregate amount in excess of $100.0 million to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C, pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under this Indenture; provided that (i) any such Subsidiary that is prohibited by applicable law, rule or regulation from Guaranteeing the Notes or which would require governmental or regulatory consent, approval, license or authorization to provide such Guarantee (unless such consent, approval, license or authorization has been received) shall not be required to provide such Guarantee and (ii) no Subsidiary that is a CFC or CFC Holding Company shall be required to provide such Guarantee.

Section 4.11 Offer to Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.07 or Section 3.08 hereof or the Issuer has redeemed, or the Issuer is required to redeem, the Notes pursuant to a special mandatory redemption pursuant to Section 4.12 hereof, each Holder will have the right to require the Issuer to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the date upon which a Change of Control Triggering Event with respect to the Notes occurs, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by first-class mail (or electronic delivery if the Notes are held by the Depositary), a notice to each Holder at its registered address, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state:

(1) that such Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a purchase price in cash equal to the Change of Control Payment (subject to the rights of Holders of records on the relevant interest Record Date to receive interest due on the relevant Interest Payment Date);

(2) the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed or delivered, other than as may be required by law (the “Change of Control Payment Date”);

(3) if the notice is mailed or delivered prior to the date of the consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date;

(4) that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (8) below);

(5) that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8) that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(9) the other procedures, as determined by the Issuer, consistent with this Section 4.11 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Issuer in accordance with this Section 4.11.

(d) The Paying Agent shall deliver or cause to be delivered to each tendering Holder of Notes the Change of Control Payment for the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Trustee, upon receipt of an order from the Issuer, will promptly authenticate and cause to be delivered in accordance with the applicable procedures of the Depositary to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(e) If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(f) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.11 applicable to a Change of Control Offer as if it had been made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g) Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Note completed, to the Trustee at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfers pursuant to the applicable procedures of the Paying Agent prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 4.11, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of any such compliance.

(i) Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.12 Payment of Additional Amounts.

(a) All payments of principal, premium and interest made by Holdings, a Foreign Successor Issuer or a Foreign Subsidiary Guarantor in respect of the Notes or the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within any jurisdiction in which Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor is incorporated or organized or where Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor is otherwise considered by a taxing authority to be a resident or doing business for tax purposes or from or through which Holdings, such Foreign Successor Issuer or such Foreign Subsidiary Guarantor makes any payment on the Notes or the Guarantees (in each case, including any political subdivision or any authority therein or thereof having the power to tax) (each a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. For the avoidance of doubt, a Relevant Jurisdiction shall not include the United States, any state thereof or the District of Columbia.

(b) If Holdings, a Foreign Successor Issuer or a Foreign Subsidiary Guarantor is required to make such withholding or deduction of Taxes described in Section 4.12(a) above, Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of any Notes of such amounts as would have been received by such Holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(1) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium (if any) or interest, or enforcing its rights, in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(2) in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (i) the due date for such payment or (ii) the date such payment was made or duly provided for;

(3) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Note to comply with a timely request by Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor addressed to the Holder or beneficial owner to provide information or certification concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(4) in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(5) in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(6) to any Holder of a Note that is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(7) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code (or any amended or successor versions of such Sections) and U.S. Treasury regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to such Sections or any non-U.S. law, regulation or guidance enacted or issued with respect to the foregoing;

(8) in respect of any Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or

(9) in respect of any combination of Taxes referred to in the preceding clauses (1) through (8).

(c) Holdings, any Foreign Successor Issuer or any Foreign Subsidiary Guarantor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Jurisdiction imposing such Taxes. Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor, such other documentation that provides reasonable evidence of such payment by Holdings, the Foreign Successor Issuer or the Foreign Subsidiary Guarantor.

(d) Holdings, any Foreign Successor Issuer or any Foreign Subsidiary Guarantor will indemnify and hold harmless the Holders of Notes, and, upon written request of any Holder of Notes, reimburse such Holder for the amount of (i) any Taxes levied or imposed by a Relevant Jurisdiction and payable by such Holder in connection with payments made under or with respect to the Notes held by such Holder; and (ii) any Taxes levied or imposed by a Relevant Jurisdiction with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the Holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (9) in clause (b) above or to the extent such Holder received Additional Amounts with respect to such payments.

(e) In addition, Holdings, any Foreign Successor Issuer or any Foreign Subsidiary Guarantor will pay any stamp, issue, registration, court, documentation, excise, property or other similar taxes, charges and duties, including interest and penalties with respect thereto, (i) imposed by any Relevant Jurisdiction in respect of the execution, issuance, registration or delivery of the Notes or the Guarantees or any other document or instrument referred to herein or therein, or as a result of, or in connection with, any payments made pursuant to the Notes or the Guarantees and/or (ii) imposed by any jurisdiction in connection with the enforcement of the Notes and/or any other such document or instrument.

(f) Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(g) The obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to Holdings, any Foreign Successor Issuer or any Foreign Subsidiary Guarantor (other than a Person organized under the laws of the United States, any state thereof or the District of Columbia) and to any jurisdiction in which such successor is incorporated or organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

Section 4.13 Free Transferability of Notes.

Upon written request from the Trustee or any Holder, the Issuer will use reasonable best efforts, promptly after the first anniversary of the later of the Issue Date and, if applicable, the original issue date of any Additional Notes, to remove the transfer restriction legend on the Notes and otherwise permit transfers of the Notes without restriction; in accordance with the provisions of, and subject to the conditions set forth in, Section 2.2(i) of Appendix A.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Neither Holdings nor the Issuer will consolidate or merge with or into, or transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1) Holdings or the Issuer is the surviving entity or, if not, the successor entity formed by such consolidation or into which Holdings or the Issuer is merged or which acquires or leases its assets (in the case of Holdings, “Successor Holdings,” and in the case of the Issuer, the “Successor Issuer”) is organized and existing under the laws of the United States, any state thereof, the District of Columbia, Switzerland, the British Virgin Islands, the United Kingdom or any member of the European Union and such Successor Holdings or Successor Issuer, as applicable, expressly assumes its obligations with respect to the Notes and under this Indenture;

(2) no Default or Event of Default exists or will occur immediately after giving effect to such transaction; and

(3) the Issuer or Holdings shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or disposition, and such supplemental indenture, if any, comply with this Indenture.

(b) Subject to Section 10.06, no Subsidiary Guarantor shall, and neither the Issuer nor Holdings shall permit any Subsidiary Guarantor to consolidate or merge with or into, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:

(1) such Subsidiary Guarantor is the surviving entity or, if not, the successor entity formed by such consolidation or into which such Subsidiary Guarantor is merged or which acquires or leases its assets (the “Successor Subsidiary Guarantor”) expressly assumes its obligations with respect to the Guarantees and under this Indenture;

(2) no Default or Event of Default exists or will occur immediately after giving effect to such transaction; and

(3) the Issuer or Holdings, on behalf of such Subsidiary Guarantor, will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or disposition and such supplemental indenture (if any) comply with this Indenture.

(c) Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to the Issuer, Holdings or a Subsidiary Guarantor.

(d) For purposes of this Section 5.01, the transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or a Guarantor, as the case may be, which properties and assets, if held by the Issuer or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Issuer or such Guarantor, as applicable.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, merger, wind up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.01, the Issuer or Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Guarantee, as the case may be, and the Successor Issuer, Successor Holdings or Successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Indenture, the Notes and such Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1) failure to pay any installment of interest on the Notes when due and the continuance of such failure for 30 days;

(2) failure to pay principal of, or premium, if any, on the Notes when due;

(3) failure by the Issuer or any Guarantor to observe or perform any other covenant or agreement in the Notes or this Indenture and the continuance of such failure for 90 days after receipt by the Issuer of notice of such failure, specifying such failure and requiring the same to be remedied, from the Trustee or Holders of at least 25% of the principal amount of the Notes outstanding;

(4) if the Issuer, Holdings or any of the Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for borrowed money by the Issuer, Holdings or such Significant Subsidiary, whether such indebtedness now exists or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal when due and payable (a “Principal Payment Default”); or

(B) results in the acceleration of such indebtedness prior to its stated maturity (an “Acceleration Event”);

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Principal Payment Default or an Acceleration Event, aggregates $75.0 million or more; or

(5) (i) the Issuer, Holdings or a Significant Subsidiary that is a Subsidiary Guarantor or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary (any “Relevant Entity”), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any Relevant Entity in a proceeding in which such Relevant Entity is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of any Relevant Entity, or for all or substantially all of the property of any Relevant Entity; or

(C) orders the liquidation, dissolution or winding up of any Relevant Entity; or

(D) any similar relief is granted under any foreign laws;

and the order or decree remains unstayed and in effect for 90 consecutive days.

(b) Significant Subsidiaries and groups of Subsidiary Guarantors that, taken together, constitute a Significant Subsidiary shall be determined, for purposes of this Section 6.01, as of the date of the latest audited consolidated financial statements of Holdings.

Section 6.02 Acceleration.

If an Event of Default with respect to the outstanding Notes occurs and continues, either the Trustee by written notice to the Issuer, specifying the Event of Default, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately; provided that in the case of an Event of Default described in clause (5) of Section 6.01(a), such principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable. The Trustee shall have no obligation to accelerate the Notes if and so long as it determines in good faith that acceleration is not in the best interest of the Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any past or existing Default, and may rescind any acceleration with respect to the Notes and its consequences hereunder, including any related payment default that resulted from such acceleration, except:

(1) a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with a Change of Control Offer); and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder; provided, however, that the Trustee shall have no obligation to determine if such rights are so prejudiced.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended or otherwise modified without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1) to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2) to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer during business hours and upon reasonable notice, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act 313(c).

(b) A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07 Compensation and Indemnity.

(a) The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.

(b) The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders to receive timely payments in respect of the principal of, premium, if any, and interest on, the Notes when such payments are due, solely out of the funds deposited for that purpose pursuant to Section 8.04;

(2) the Issuer’s obligations with respect to the issuance of temporary Notes, the registration of Notes, the replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Section 8.02.

(b) Following the Issuer’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.06, 4.08, 4.09, 4.10 and 4.11, with respect to the outstanding Notes, and the Guarantors (other than Holdings) shall be deemed to have been discharged from their obligations with respect to all Guarantees (other than the Guarantee of Holdings), on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, such Notes and the Guarantee of Holdings shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(a)(3) (only with respect to covenants that are released as a result of such Covenant Defeasance), Section 6.01(a)(4) and Section 6.01(a)(5) (solely with respect to any Significant Subsidiary that is a Subsidiary Guarantor or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Issuer and the Guarantors) would constitute a Significant Subsidiary), in each case, shall not constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, Government Securities, a combination thereof or other obligations as may be provided with respect to such Notes, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the Notes on the stated date for payment or any redemption date thereof; provided that upon any redemption that is a Make-Whole Redemption, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the trustee equal to the Make-Whole Redemption amount calculated by the Issuer as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the trustee on or prior to the date of the redemption;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law,

in either case to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit with respect to the Notes (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit); in addition, no Event of Default relating to bankruptcy or insolvency will occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding this Indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound; and

(6) the Issuer has delivered to the Trustee an Officers’ Certificate confirming the satisfaction of conditions in clauses (1) through (5) above, and an Opinion of Counsel confirming the satisfaction of the conditions in clauses (1), (2), (3) and (5) above.

If the amount deposited with the Trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the Notes when due, then the obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Guarantees will be revived, and such Covenant Defeasance will be deemed not to have occurred.

Section 8.05 Deposited Money and Government Securities to Be Held in trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, Holdings (and, with respect to the Guarantee of any Subsidiary Guarantor, such Subsidiary Guarantor) and the Trustee may amend this Indenture, the Notes and the Guarantees to:

(1) cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(2) provide for the assumption of a successor entity of the obligations of Holdings, the Issuer or any Subsidiary Guarantor under this Indenture in accordance with Article 5;

(3) add Subsidiary Guarantors or other guarantors with respect to the Notes or release a Guarantor from its obligations under its Guarantee and this Indenture, in each case in accordance with the applicable provisions of this Indenture;

(4) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(5) conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees, as set forth in an Officers’ Certificate;

(6) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes, as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(7) add covenants for the benefit of Holders, to surrender any of the Issuer’s or the Guarantors’ rights or to add circumstances under which the Issuer will pay additional interest on the Notes;

(8) add collateral security with respect to the Notes;

(9) remove collateral security in accordance with Section 4.08; and

(10) make any change that does not adversely affect the rights of any Holder.

(b) Upon the written request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.03, the Trustee shall join with the Issuer and Holdings in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02, the Issuer, Holdings (and, with respect to the Guarantee of any Subsidiary Guarantor, such Subsidiary Guarantor) and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, waive any existing Default or Event of Default other than a Default or Event of Default (i) in the payment of the principal of, or premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded as set forth in Section 6.04 or (ii) in respect of any provision that cannot be modified or amended without the consent of the Holder of each outstanding Note as set forth in Section 9.02(e) below. Section 2.09 and Section 2.10 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the written request of the Issuer, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.03, the Trustee shall join with the Issuer and Holdings (and, with respect to the Guarantee of any Subsidiary Guarantor, such Subsidiary Guarantor) in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of such proposed amendment, supplement or waiver.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Issuer to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of any such amendment, supplement or waiver.

(e) Notwithstanding the provisions of this Section 9.02, without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) extend the stated maturity of the principal of, or any installment of principal of or interest on, any such Note, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption or repurchase of, any such Note;

(2) reduce the amount of principal payable upon acceleration of the maturity thereof;

(3) change the place or currency of payment of principal of, or premium, if any, or interest on, any such Note;

(4) impair the right to institute suit for the enforcement of any payment on, or with respect to, any such Note;

(5) reduce the percentage in aggregate principal amount of such outstanding Notes, the consent of the Holders of which is required for any amendment, supplemental indenture or waiver provided for in this Indenture;

(6) modify any of the waiver provisions, except to increase any required percentage or to provide that other provisions of this Indenture cannot be modified, amended or waived without the consent of the Holder of each outstanding Note affected thereby; or

(7) cause any such Note to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such Note.

(f) A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective, subject to the terms of any consent solicitation or debt tender offer made by the Issuer. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations.” Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) To the fullest extent permitted by law, the Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the fullest extent permitted by law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

(a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) If required by Section 4.10, the Issuer shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 4.10 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

(a) A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:

(1) (A) only with respect to a Subsidiary Guarantor, any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in a manner not in violation of this Indenture;

(B) only with respect to a Subsidiary Guarantor, such Subsidiary Guarantor becoming (i) prohibited by applicable law, rule or regulation from guaranteeing the Notes or subject to the requirement of obtaining governmental or regulatory consent, approval, license or authorization to provide such Guarantee (unless such consent, approval, license or authorization has been received) or (ii) a CFC or a CFC Holding Company;

(C) only with respect to a Subsidiary Guarantor, the release or discharge of such Subsidiary Guarantor from its guarantee of indebtedness under the Senior Credit Facility (including, by reason of the termination of the Senior Credit Facility) and all other indebtedness, the incurrence or the guarantee of which resulted or would result in the obligation of such Subsidiary Guarantor to guarantee the Notes, except a release or discharge by or as a result of payment under such Guarantee;

(D) only with respect to a Subsidiary Guarantor, the liquidation or dissolution of such Subsidiary Guarantor; and

(E) the Issuer’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the discharge of the Issuer’s obligations under this Indenture in accordance with the terms of this Indenture; and

(2) such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for in this Indenture relating to such transaction or release have been complied with.

(b) At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

Section 10.07 Swiss Guarantors.

Notwithstanding anything to the contrary in this Indenture, the obligations of any Guarantor incorporated in Switzerland (a “Swiss Guarantor”) and the rights of the Holders and the Trustee against any such Swiss Guarantor under this Indenture are subject to the following limitations:

(a) If and to the extent that any Swiss Guarantor becomes liable under this Indenture and/or the Notes for obligations of its Affiliates other than its wholly-owned Subsidiaries (i.e. obligations of its direct or indirect parent companies or sister companies) and if complying with such obligations would be restricted under then applicable Swiss corporate law or practice (inter alia, prohibiting capital repayments or restricting profit distributions) (the “Restricted Obligations”), the aggregate liability of the Swiss Guarantor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus available for distribution as dividends to the shareholders of the Swiss Guarantor (the “Maximum Amount”), provided that this is a requirement under then applicable mandatory Swiss law or practice and understood that such limitation shall not (generally or definitively) free the Swiss Guarantor from its obligations in excess of the Maximum Amount, but that it shall merely postpone the performance date of those obligations until such time or times as performance is again permitted.

(b) As soon as practically possible after having been requested to perform the Restricted Obligations under this Indenture and/or the Notes, the Swiss Guarantor shall (i) perform any obligations which are not affected by the above limitations, and (ii) in each case on a best efforts basis, in respect of any balance, if and to the extent requested by the relevant Holder and the Trustee or required under then applicable Swiss law or practice, provide the relevant Holder and the Trustee with an interim balance sheet audited by the statutory auditors of the Swiss Guarantor setting out the Maximum Amount, take any further corporate and other action as may be required by the relevant Holder (such as board and shareholders’ approvals and the receipt of any confirmations from the Swiss Guarantor’s statutory auditors) and other measures required to allow the Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations and, immediately thereafter, pay up to the Maximum Amount to the relevant Holder and the Trustee.

(c) In relation to payments made hereunder in satisfaction of Restricted Obligations, the Swiss Guarantor shall:

(1) if and to the extent required by applicable law and subject to any applicable double tax treaties in force at the relevant time:

(A) use its best endeavours to procure that any payment made by it in respect of Restricted Obligations can be made without deduction of Swiss withholding tax or with deduction of Swiss withholding tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B) if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct Swiss withholding tax at the rate of 35% (or such other rate as is in force at that time) from any such payment;

(C) promptly pay any such deduction to the Swiss federal tax administration; and;

(D) notify and provide evidence to the Holders and the Trustee that the Swiss withholding tax has been paid to the Swiss federal tax administration;

; provided that the Swiss Guarantors shall comply with the provisions of Section 4.12 to the fullest extent permitted by applicable law; and

(2) as soon as possible after a deduction for Swiss withholding tax is made as required by applicable law:

(A) use its best endeavours to ensure that any person which is entitled to a full or partial refund of the Swiss withholding tax, is in a position to be so refunded; and

(B) in case it has received any refund of the Swiss withholding tax, use its best endeavours to pay such refund to the Holders and the Trustee promptly upon receipt thereof.

(d) If the enforcement of Restricted Obligations would be limited due to the effects referred to in this Section 10.07, then the Swiss Guarantor shall to the extent permitted by applicable law and applicable Swiss accounting standards, revalue any of its assets that are shown on its balance sheet with a book value that is significantly lower than the market value of such assets.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture will be discharged, and will cease to be of further effect with respect to all Notes and the Guarantees, when either:

(1) all Notes that have been authenticated and, except for lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(2)

(A) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name, and at its expense, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds as trust funds in trust solely for the benefit of the Holders of the Notes, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes not delivered to the Trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be; provided that upon any redemption that is a Make-Whole Redemption, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Redemption amount calculated by the Issuer as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption:

(B) the Issuer has paid or caused to be paid all other sums payable by the Issuer under this Indenture in respect of the Notes; and

(C) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b) In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

c/o Michael Kors (USA), Inc.

11 West 42nd Street, New York, NY 10036

Fax No.: (646) 354-4901

Email: Krista.McDonough@michaelkors.com

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas, New York, NY 10019-6064

Fax No: (212) 492-0025

Email: jkennedy@paulweiss.com

Attention: John C. Kennedy

if to the Trustee:

U.S. Bank National Association

West Side Flats, St. Paul

60 Livingston Ave.

Saint Paul, MN 55107

Fax No.: 513) 632-4967

Attention: Global Corporate Trust Services

The Issuer, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.02 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(b), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section 12.03 shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10 No Adverse Interpretation of Other Agreements.

No other indenture, loan or debt agreement of Holdings, the Issuer or their respective Subsidiaries or of any other Person may be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.16 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the stated maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the stated maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or stated maturity, as the case may be.

Section 12.18 Judgment Currency.

The Issuer and each of the Guarantors, jointly and severally, agree to indemnify the Trustee, against any loss incurred by the Trustee as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 12.19 Consent to Jurisdiction, Appointment of Agent.

Each of Holdings, any Foreign Successor Issuer and any applicable Subsidiary Guarantor hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture. Each of Holdings, any Foreign Successor Issuer and any applicable Subsidiary Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts and agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Holdings, any Foreign Successor Issuer and any applicable Subsidiary Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Holdings, any Foreign Successor Issuer and any applicable Subsidiary Guarantor, as applicable, is subject by a suit upon such judgment. In addition, each of Holdings, any Foreign Successor Issuer and any Subsidiary Guarantor, as applicable, agrees that, to the extent that Holdings, such Foreign Successor Issuer or such Subsidiary Guarantor is or will become entitled to any sovereign or other immunity, Holdings, such Foreign Successor Issuer and such Subsidiary Guarantor, as applicable, shall waive such immunity in respect of their obligations under this Indenture. The Issuer and each of the Guarantors irrevocably appoint Michael Kors (USA), Inc., located at 11 West 42nd Street, New York, New York 10036, Attention: General Counsel, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer or any such Guarantor, as the case may be, by the person serving the same to the address provided in this Section 12.19, shall be deemed in every respect effective service of process upon the Issuer and such Guarantor in any such suit or proceeding. The Issuer and each of the Guarantors hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer and each of the Guarantors further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Indenture.

[Signatures on following page]

MICHAEL KORS (USA), INC.

By:	/s/ Thomas J. Edwards, Jr.
Name: Thomas J. Edwards, Jr.
Title: Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

MICHAEL KORS HOLDINGS LIMITED

By:	/s/ Thomas J. Edwards, Jr.
Name: Thomas J. Edwards, Jr.
Title: Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

MICHAEL KORS (USA) HOLDINGS, INC.

MICHAEL KORS STORES, L.L.C.

MICHAEL KORS RETAIL, INC.

MICHAEL KORS STORES (CALIFORNIA), INC.

MICHAEL KORS, L.L.C.

MICHAEL KORS (CANADA) HOLDINGS LTD.

MICHAEL KORS (CANADA) CO.

By:	/s/ David Provenzano
Name: David Provenzano
Title: Assistant Treasurer

MICHAEL KORS (UK) LIMITED

By:	/s/ David Provenzano
Name: David Provenzano
Title: Director

MICHAEL KORS (UK) HOLDINGS LIMITED

By:	/s/ David Provenzano
Name: David Provenzano
Title: Director

[Signature Page to Indenture for 4.000% Senior Notes due 2024]

MICHAEL KORS (EUROPE) B.V.

By:	/s/ David Provenzano
Name: David Provenzano
Title: Managing Director/Attorney

MICHAEL KORS (HK) LIMITED

By:	/s/ David Provenzano
Name: David Provenzano
Title: Authorized Signatory

MICHAEL KORS (SWITZERLAND) GMBH

By:	/s/ David Provenzano
Name: David Provenzano
Title: Managing Officer

MICHAEL KORS (SWITZERLAND) HOLDINGS GMBH

By:	/s/ David Provenzano
Name: David Provenzano
Title: Managing Officer

MICHAEL KORS (SWITZERLAND) INTERNATIONAL GMBH

By:	/s/ David Provenzano
Name: David Provenzano
Title: Managing Officer

[Signature Page to Indenture for 4.000% Senior Notes due 2024]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page to Indenture for 4.000% Senior Notes due 2024]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)

Term:	Defined in Section:
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the Regulation S Global Note, any IAI Global Notes and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the

Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MICHAEL KORS HOLDINGS LIMITED OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.06, 4.11 and 9.04 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered

Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Exchange of Beneficial Interests in a Global Note that is a Transfer Restricted Note for Beneficial Interests in an Unrestricted Global Note. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and written request by the Trustee and any Holder, beneficial interests in a Global Note that is a Transfer Restricted Note may be exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Exchange”) at any time on or after the date that is the 366th calendar day after (i) with respect to any Note issued on the Issue Date, the later of (A) the Issue Date and (B) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or of any other Global Note with the same CUSIP number) or (ii) with respect to any Additional Note, if any, the later of (A) the issue date of such Additional Note and (B) the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or of any other Global Note with the same CUSIP number), or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and its determination to effect an Exchange, the Issuer shall (I) provide written notice to the Trustee at least seven calendar days prior to the Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Global Note that is a Transfer Restricted Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with the Depositary, (II) provide prior written notice (the “Exchange Notice”) to each Holder at such Holder’s address appearing in the Note Register at least seven calendar days prior to the Exchange (the “Exchange Notice Date”), which notice must include (1) the Exchange Date, (2) the section of this Indenture pursuant to which the Exchange shall occur, (3) the “CUSIP” number of the Global Note that is a Transfer Restricted Note from which such Holder’s beneficial interests will be transferred and (4) the “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (III) on or prior to the date of the Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Global Notes that are Transfer Restricted Notes to be exchanged. At the Issuer’s request on no less than five calendar days’ notice, the Trustee shall deliver, in the Issuer’s name and at its expense, the Exchange Notice (which shall be prepared by the Issuer) to each Holder at such Holder’s address appearing in the Note Register. Notwithstanding anything to the contrary in this Section 2.2(i), during the period between the Exchange Notice Date and the Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(i) shall be permitted without the prior written consent of the Issuer. As a condition to any Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate and/or Opinion of Counsel in form reasonably acceptable to the Trustee to the effect that no registration under the Securities Act is required in respect of the Exchange or re-sales of beneficial interests in such

Unrestricted Global Note that are beneficially owned by a holder of beneficial interests therein upon the Exchange. The Issuer may request from Holders such information as it reasonably determines is required in order to be able to deliver such Officers’ Certificate. Upon such exchange of beneficial interests pursuant to this Section 2.2(i), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Global Note that is a Transfer Restricted Note from which beneficial interests are transferred pursuant to an Exchange shall be canceled following the Exchange.

Section 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Issuer of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.000% Senior Notes due 2024

No. [RA- ] [RS- ] [RIAI- ] [U- ]	[Up to][2] [$ ]

MICHAEL KORS (USA), INC.

promises to pay to [CEDE & CO.]3 [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of $            (            Dollars)]5 on [            ] [    ], 20[    ].

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

[1]	Rule 144A Note CUSIP: 59408TAA8
Rule 144A Note ISIN: US59408TAA88
Regulation S Note CUSIP: U59327AA1
Regulation S Note ISIN: USU59327AA11
[2]	Include in Global Notes.
[3]	Include in Global Notes
[4]	Include in Global Notes
[5]	Include in Definitive Notes

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

MICHAEL KORS (USA), INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

4.000% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Michael Kors (USA), Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.000% per annum, subject to interest rate adjustment provisions in Section 2.03 of the Indenture (as defined below) until but excluding the maturity date. The Issuer shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including October 20, 20176; provided that the first Interest Payment Date shall be May 1, 2018. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

[6]	With respect to Notes other than the Initial Notes, the date of last interest payment.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of October 20, 2017 (as amended or supplemented from time to time, the “Indenture”), among Michael Kors (USA), Inc., Michael Kors Holdings Limited, the other Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 4.000% Senior Notes due 2024. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Michael Kors (USA), Inc.

11 West 42nd Street, New York, NY 10036

Fax No.: (646) 354-4901

Email: Krista.McDonough@michaelkors.com

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $            principal amount of Notes held in (check applicable space)             book-entry or         definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a beneficial interest in a Global Note held by the Depositary for a beneficial interest in a Global Note by the Depositary.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to Holdings or a subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and otherwise in accordance with any applicable securities laws of any other applicable jurisdiction and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE7

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[7]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box below:

[            ] Section 4.11

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Michael Kors (USA), Inc.

11 West 42nd Street, New York, NY 10036

Fax No.: (646) 354-4901

Email: Krista.McDonough@michaelkors.com

Attention: General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 4.000% Senior Notes due 2024 (the “Notes”) of Michael Kors (USA), Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes

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with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:	,

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [    ], 20[    ], among                              (the “Guaranteeing Subsidiary”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (each as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 20, 2017, providing for the issuance of an unlimited aggregate principal amount of 4.000% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MICHAEL KORS (USA), INC.

By:
Name:
Title:

MICHAEL KORS HOLDINGS LIMITED

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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